Exhibit 10.15

Equipment and Cabinet Lease Agreement

Party A: 21Vianet (Xi’an) Information Outsourcing Industry Park Services Co., Ltd.

Party B: 21Vianet Xi’an Technology Limited

(Collectively, the “Parties”)

Through friendly negotiations and based on the principles of mutual benefits, looking for a long-term cooperation relationship, the Parties hereby agree as follows with respect to the lease of server room equipment and other operational equipment by Party B to Party A:

ARTICLE 1 COOPERATION ON LEASE

Party B will provide Party A with server equipment and other related operational equipment in IDC server room, to facilitate Party A to provide IDC related services, and Party A will pay corresponding fees to Party B accordingly.

ARTICLE 2 LEASED SUBJECT

Party B will lease the following subjects to Party A:

(1)	Cabinets. The cabinets referred to herein is standard cabinets.

(2)	Servers. Lease of server means that Party A leases from Party B all servers owned by Party B. Such servers is located networking environment provided by Party B, and provide information services to Internet users. Party B is responsible for maintenance of basic configuration and hardware of such servers. Party A is responsible for software installation and upgrading on the servers, management of servers, and software trouble shooting.

(3)	Cabinet frame space: The space of cabinet means the 19-inch standard cabinet in which Party A may install the equipment. The dimension of each cabinet unit is 482.6 mm in width and 44.5 mm in height. Party A’ equipment may be fixed on the cabinet frame with Party A’s installation appliance and or the supporting board provided by Party B.

(4)	Server room. Party B will provide Party A with a server room with the operational equipment at telecom level, including air-conditioners, anti-dust, fire prevention and security monitor, etc.

(5)	Service provider’s equipment. Service provider’s equipment means the hardware equipment such as the server, switch equipment, hub, special cable, connecting wires and other accessories, used to connecting with users’ equipment and provided by the service provider for delivering related services. Service provider’s equipment do not include operating system, application program, users’ data and related system configuration data.

ARTICLE 3 LEASE TERM

The term of lease hereunder for the subject leased by Party B to Party A is twelve (12) months, commencing from January 1, 2010 and ending on December 31, 2010.

ARTICLE 4 RENTAL AND PAYMENT METHOD

The Parties hereby confirm that, in the course of cooperation on lease, Party A shall pay related fees to Party B pursuant to the flowing method:

(1)	Rental standard. Party A will lease cabinets from Party B. Rental for lease of cabinets (4KVA/18A/dual-inverter single UPS): RMB2,900/set/month. Each cabinet’s power usage peak value will be limited under 20A. Cabinets’ average power usage value is limited under 18A. The Parties will confirm the usage of power quarterly. The rental cost for a lease period less then one quarter will be calculated as following: (actual days of lease from the lease starting day to last day of such quarter/days of such quarter * number of cabinets leased * unit rental). The confirmation standard is: number of leased cabinets * unit rental * number of months of lease. Party A shall confirm the details of equipment lease through the Resources Usage Confirmation Notice (attached hereto) with Party B at the last day of each quarter. The Resources Usage Confirmation Notice signed by both Parties in writing will be deemed as an effective rental calculation basis.

(2)	Rental payment schedule and method: Party A shall pay Party B the rental for a lease period within thirty (30) days upon the ending of such lease period. Party B shall issue official and valid invoice to Party A upon receiving the payment from Party A.

(3)	The above mentioned rental shall be net of any applicable taxes. In addition to such rental, Party A shall be liable for any other expenses and related taxes incurred from the performance of this Agreement.

ARTICLE 5 RIGHTS AND OBLIGATIONS OF PARTY A

1.	Party A undertakes to take the following responsibilities in the capacity of IDC service provider and Internet access service provider in accordance with relevant laws and regulations, and shall be held liable for all losses incurred by Party B arising from its failure to perform any of such responsibilities:

(1)	Party A warrants that its clients will be in strict compliance with relevant laws, regulations and administrative rules, such as the Internet Information Services Administrative Measures, the Computer Information Network Worldwide Web Security Protection Administrative Measures, and the Internet Electronic Bulletin Services Administrative Regulations, in connection with any activity under this Agreement, and may not use any leased services for any purposes which may endanger national security, divulge state secrets, commit any crime or any other acts which may impair social security.

(2)	If any client of Party A is in breach of any laws, regulations and administrative rules in connection with use of any services under this Agreement, Party A shall immediately suspend its services to the client up to termination part or the whole of this Agreement, and shall concurrently notify Party B. If any competent government agency issues any forbidding order or similar requirement relating to any services under this Agreement, Party A shall comply with such order or requirement immediately.

(3)	Party A warrants that the contents provided by its clients will not infringe the valid rights of any other party and, if there occurs any such infringement, Party A shall be liable for all losses incurred by Party B arising thereof.

2.	Party A warrants that all software and hardware equipment/systems under its hosting as well as any other services provided based thereon have all requisite licenses and authorizations, and continue to maintain such licenses and authorizations during the term of this Agreement.

3.	Party A will be responsible for the transportation, installation, operation, maintenance, as well as data security, backup and deletion regarding all software and hardware equipment/systems under its hosting, and will cause designated employee to conduct coordination with the technical personnel of Party B. Any breakdown arising from the server of Party A shall be revolved by Party A promptly.

4.	Party A warrants that the equipment under its hosting is in compliance with national standards on electronics and communication equipment, and all systems installed upon such equipment is in compliance with relevant communication standards.

5.	Party A will make payment of fees in the amount and timeframe provided under this Agreement.

ARTICLE 6 RIGHTS AND OBLIGATIONS OF PARTY B

1.	Party B shall provide Party A with space and related equipment in the leased server room hereunder, to allow Party A to place its equipment.

2.	Party B shall be responsible for the physical safety of the hosting equipment of Party A to ensure its normal operation. If any hosting equipment of Party A suffers any loss or system breakdown due to inconsistent power supply or water leakage by or relating to Party B, Party B will resolve such breakdown immediately and indemnify any loss suffered by Party A, if any, provided that the indemnification shall be no more than the replacement price of the equipment of Party A that is damaged thereof.

3.	Party B shall provide assistance and coordination in connection with the system installation, network commissioning, and onsite maintenance by Party A.

4.	Party B shall be responsible for the safety of the computer rooms and client equipment, and provide real-time telephone response as well as 7*24 network maintenance services for the server of Party A. Party B will provide technical support at the request of Party A for system re-starting from power interruption.

5.	Party B shall notify Party A 48 hours in advance in writing of any foreseeable occurrence which may affect the use of services by Party A, including wire inspection, system relocation, and software upgrade.

6.	Party B shall collect the fees provided under this Agreement.

ARTICLE 7 BREACH LIABILITIES

1.	None of the Parties may suspend performance of this Agreement, and any Party failing to do so will be deemed to be in breach of this Agreement and be liable for any direct economic loss incurred by the other Party.

2.	Party A will make payment of the fees provided under this Agreement and, if it fails to do so, Party B may request payment of such fees plus liquidated damages in the amount of 0.3% of the overdue payment for each day overdue. If Party A fails to make payment provided under this Agreement for more than 30 days, Party B may suspend its services to Party A. If Party A fails to make payment for more than 60 days and fails to pay the liquidated damages, Party B may terminate its services. Upon such termination, Party A will make full payment of any fees and damages due and payable to Party B in lump sum. If Party A fails to do so, Party B reserve the right to dispose any equipment of Party A, and any proceeds from such disposition will be used to set off any fees and damages due and payable to Party B and the remaining amount, if any, will be returned to Party A. If Party A makes full payment of any fees and damages due and payable to Party B upon termination of services by Party B, Party A will remove its equipment from the site of Party B. if Party A fails to do so, Party B reserves the right to dispose any such equipment and any loss and consequence incurred by Party A, any clients of Party A or any third party will be borne by Party A.

3.	If any Party is in breach of this Agreement, the non-breaching Party may request the breaching Party to cease such breach and indemnify the non-breaching Party in writing. If each of the Parties is in breach of this Agreement, each of them will be held liable based on their breach. The Parties agree to resolve any breach or indemnification according to the dispute resolution terms of this Agreement if no agreement fails to be made thereon.

ARTICLE 8 EXCLUSIVE LIABILITIES

Party B will not be liable for any loss or adverse consequence arising from its failure to provide services as provided under this Agreement if:

(1)	Party A fails to pay the fees and other payment payable to Party B provided under this Agreement;

(2)	Party B conducts construction, inspection and maintenance of the wires or equipment with prior notice to Party A;

(3)	Party A or any of its clients is found of any fault; or

(4)	Any problem occurs in connection with the operating system, application software, data or system security or administration of Party A or its clients.

ARTICLE 9 CONFIDENTIALITY

1.	Each of the Parties will keep in confidence during and after the term of this Agreement any confidential materials or information it receives from the other Party in connection with execution or performance of this Agreement (the “Confidential Information”). Without prior written consent of the other Party, neither Party may disclose the content of this Agreement or any Confidential Information to any third party. Any Party failing to comply with Confidentiality clause will be deemed in breach of this Agreement and will be liable for any losses suffered by the non-breaching Party.

2.	Upon expiration or termination of this Agreement and at the written request of the other Party, the Party receiving any Confidential Information from the other Party will return to the other Party or destroy any documents, materials, software, and client information containing the Confidential Information, and may not use any such Confidential Information.

ARTICLE 10 FORCE MAJEURE

If any or both of the Parties is unable to perform this Agreement due to any force majeure event, the Party encountering such force majuere event may be resolved from its responsibility under this Agreement according to law; provided, however, that such Party will notify the other Party of such force majeure event within 15 days upon its occurrence in writing, along with an evidence from a competent authority. The Party encountering the force majeure event shall continue to perform this Agreement within a reasonable time upon elimination of the force majeure event. For purpose of this Agreement, force majeure events mean unavoidable events such as acts of God, wars, government acts, and breakdown of third party services.

ARTICLE 11 DISPUTE RESOLUTION

Any dispute arising from this Agreement shall be resolved by the Parties through friendly negotiations; if such negotiations fail, the Parties agree to submit the dispute before a court at the place where Party B is located.

ARTICLE 12 COMMENCEMENT, EXTENSION, CHANGE AND TERMINATION OF COOPERATION

1.	Anything not provided herein shall be negotiated by the Parties separately, and any agreement reached by the Parties in the forms of Agreement, memorandum or schedules shall enjoy the same legal force as this Agreement after such agreement has been executed and affixed with seals by the Parties.

2.	This Agreement is the conclusive Agreement regarding the subject matter under this Agreement and supersedes all prior Agreements made by the Parties in respect of the subject matter.

3.	This Agreement will be effective upon execution and affixture of seal by the Parties, and shall have a term of one year.

4.	This Agreement is in four copies, with each Party holding two copies. Each of such copies shall enjoy the same legal force.

Party A:

21Vianet (Xi’an) Information Outsourcing Industry Park Services Co., Ltd. (seal)

Signature: /s/ authorized signatory

Party B:

21Vianet Xi’an Technology Limited (seal)

Signature: /s/ authorized signatory

Supplemental to Equipment and Cabinet Lease Agreement

Contract No.: XAB1009P0001A

XAT1009S0001A

Effective Date:

This Supplemental to Equipment and Cabinet Lease Agreement (this “Supplemental”) is entered into by the following Parties:

Party A: 21Vianet (Xi’an) Information Outsourcing Industry Park Services Co., Ltd.

Address: 11th Floor, Kairui Tower A, Export Processing Zone, 12th Road, Fengcheng, Jingkai District, Xi’an

Party B: 21Vianet Xi’an Technology Limited

Address: Multi-functional Plant, Export Processing Zone, 10th Road, Fengcheng, Jingkai District, Xi’an

(Collectively, the “Parties”)

WHEREAS,

(1)	Party A and Party B entered into a Server Room Equipment and Cabinets Lease Agreement dated January 1, 2010 with the contract No.: XAT1004S0001 (the “Original Agreement”);

(2)	The Parties intend to make amendments and supplements as set out in this Supplemental to the Original Agreement.

THEREFORE, through friendly negotiations the Parties agree upon the following supplements to the Original Agreement:

1.	The Parties agree that to replace the paragraph (1) of the Article 4 of the Agreement with the following paragraph: “Party A will lease cabinets from Party B. Rental for lease of cabinets (4KVA/18A/dual-inverter single UPS): RMB2,228/set/month. Each cabinet’s power usage peak value will be limited under 20A. Cabinets’ average power usage value is limited under 18A. The Parties will confirm the usage of power quarterly. The rental cost for a lease period less then one quarter will be calculated as following: (actual days of lease from the lease starting day to last day of such quarter/days of such quarter * number of cabinets leased * unit rental). The confirmation standard is: number of leased cabinets * unit rental * number of months of lease. Party A shall confirm the details of equipment lease through the Resources Usage Confirmation Notice (attached hereto) with Party B at the last day of each quarter. The Resources Usage Confirmation Notice signed by both Parties in writing will be deemed as an effective rental calculation basis.”

2.	This Supplemental is the supplement and amendment to the Original Agreement by and between Party A and Party B. Unless otherwise specified herein, the non-amended parts of the Original Agreement shall remain fully effective.

3.	The price set out in this Supplemental shall become valid upon the effectiveness of the Original Agreement.

4.	This Supplemental is written in four (4) original copies, each Party holding two (2) copies. The four copies have the same legal effect.

IN WITNESS WHEREOF, this Supplemental is signed by the duly authorized representatives of both Parties on the date first written above.

Party A:

21Vianet (Xi’an) Information Outsourcing Industry Park Services Co., Ltd. (seal)

Signature: /s/ authorized signatory

Party B:

21Vianet Xi’an Technology Limited (seal)

Signature: /s/ authorized signatory